UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2018

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

We received notification on March 6, 2018 from James E. Dalton, Jr. that he plans to retire from the Board of Trustees of Universal Health Realty Income Trust (the “Trust”) when his current term expires at the Trust’s Annual Meeting of Shareholders scheduled for June 13, 2018. Mr. Dalton serves as a Class II Trustee.

(d) Election of new Director

On March 7, 2018, the Board of Trustees of the Trust elected Gayle L. Capozzalo to serve as a Class II Trustee of the Trust. Ms. Capozzalo’s term will commence immediately and is scheduled to expire at the 2018 Annual Meeting of Shareholders. Ms. Capozzalo will also serve as a member of our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Ms. Capozzalo is “independent” under the applicable Securities and Exchange Commission rules and regulations and the New York Stock Exchange listing standards. Ms. Capozzalo’s compensation for her services will be consistent with the standard compensation paid to other independent trustees of the Trust, as described in the Trust’s most recent proxy statement filed with the Securities and Exchange Commission on April 20, 2017.

There are no arrangements or understandings between Ms. Capozzalo and any other person pursuant to which Ms. Capozzalo was selected as a trustee, and there are no transactions between Ms. Capozzalo and the Trust that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018	UNIVERSAL HEALTH REALTY INCOME TRUST

	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer